UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2008 (May 14, 2008)

CARE INVESTMENT TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-33549	38-3754322
(Commission File Number)	(I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 14, 2008, Care YBE Subsidiary, LLC, a Delaware limited liability company (“YBE”), whose sole member is Care Investment Trust Inc. (“Care”) entered into a Purchase and Sale Agreement (“Agreement”) with senior living operator Eby Realty Group, L.L.C., a Kansas limited liability company (“Eby”), its management affiliate, Bickford Senior Living Group, L.L.C., a Kansas limited liability company (“Bickford”), and Eby affiliated entities owning twelve alzheimer assisted living facilities located in Iowa, Illinois, Indiana and Nebraska. Under the Agreement, YBE shall purchase the twelve facilities and lease them back to Bickford Master I, L.L.C., a Kansas limited liability company whose sole member is Eby (“Bickford Master I”) pursuant to a master lease arrangement to be entered into at the closing of the sale leaseback. The closing of the sale leaseback must occur on or before October 31, 2008. The parties have agreed to use reasonable efforts to close on or before June 30, 2008. Closing of the sale leaseback is subject to various conditions, including Care’s completion of due diligence and the receipt of third party consents, approvals and releases, as well as other conditions to closing that are standard in transactions of this type. The purchase price for the twelve facilities is $100,800,000.00, and Eby and its affiliated entities will have the ability to receive additional consideration in an aggregate amount of up to $7,500,000.00 under an earnout agreement to be entered into at closing. Closing of the sale leaseback is also subject to YBE’s ability to close a loan from Red Capital Mortgage, Inc. equal to approximately $72,000,000.00 to $75,000,000.00 of the purchase price. Care anticipates that the loan to be provided by Red Capital Mortgage, Inc. will be provided through the issuance of first mortgage Fannie Mae financing, with fixed interest rates based upon either five, seven, or ten year terms.

The summary of the terms of the Agreement above is qualified in its entirety by reference to the Agreement itself, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Report to the extent described in Item 1.01.

Exhibit No.	Description of Document
10.1

Purchase and Sale Contract by and among Care YBE Subsidiary LLC, as Buyer, the Sellers and Parties Affiliated with the Sellers Named Therein, Bickford Master I, L.L.C. as Tenant and Care Investment Trust Inc., dated May 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2008

CARE INVESTMENT TRUST INC.
By:	/s/ Robert O’Neill
Name: Robert O’Neill
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1

Purchase and Sale Contract by and among Care YBE Subsidiary LLC, as Buyer, the Sellers and Parties Affiliated with the Sellers Named Therein, Bickford Master I, L.L.C. as Tenant and Care Investment Trust Inc., dated May 14, 2008.